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                                                                     EXHIBIT 4.2

                                WITCO CORPORATION
                            1997 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT

     Witco Corporation hereby establishes the Witco Corporation 1997 Stock Incentive Plan.

SECTION 2. PURPOSE

     The purpose of this Witco Corporation 1997 Stock Incentive Plan is to promote the interests of Witco Corporation and its shareholders by (a) providing selected officers and employees of Witco Corporation and its subsidiaries and affiliates (the "Company") with incentives to devote their best efforts to the Company and its economic performance by aligning employees' interests with the interests of the Company's shareholders; (b) providing an attractive compensation vehicle to attract and retain qualified individuals in the Company's employ; and (c) encouraging employees to own Common Stock.

SECTION 3. DEFINITIONS

     (a) "Affiliate" shall mean a company which holds, directly or indirectly, 51% of the stock of the Company or an affiliate, or 51% of the stock of which is held, directly or indirectly, by the Company, as determined by the Committee.

     (b) "Agreement" shall mean a written agreement setting forth the terms of an Award.

     (c) "Award" shall mean a grant of Options, Stock Appreciation Rights, Restricted Stock, Merit Award, Performance Award, distributions under other compensation programs or Other Stock Based Award made under the Plan.

     (d) "Board" shall mean the Board of Directors of Witco.

     (e) "Cause" shall mean (i) for Participants who also participate in the Witco Corporation Long Term Incentive Plan, "cause" as defined in that plan;
(ii) for all other Participants (A) misconduct in the performance of duties with the Company; (B) the failure (other than due to Disability) to substantially perform the duties of one's job; (C) engaging in illegal conduct (other than any misdemeanor, traffic violation or similar misconduct) in connection with the performance of duties for the Company; or (D) commission of a felony. In the case of a termination for "cause" under clause (ii), the determination of the Committee as to whether "cause" exists shall be final and binding.

     (f) "Change in Control" shall be deemed to have occurred if:

          (i) any "person" as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act other than an Affiliate or any employee benefit plan sponsored by Witco or an Affiliate becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the "Voting Stock" (which means the capital stock of any class or classes of Witco having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation) of Witco;

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          (ii) 33 1/3% of the Board consists of individuals other than the members of the Board on January 1, 1997 (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Incumbent Directors of Witco, which is or would be subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) shall, for purposes of this Plan be considered an Incumbent Director;

          (iii)  Witco  adopts  any  plan  of  liquidation  providing  for   the
     distribution of all or substantially all of its assets;

          (iv) Witco combines with another company (whether or not Witco is the surviving corporation) and, immediately after the combination, the shareholders of Witco immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company (as such term is defined in Rule 12b-2 of the Exchange Act) do not beneficially own, directly or indirectly, more than 20% of the Voting Stock of the combined company (or any company owning 100% of the stock of the combined company); or

          (v) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Witco occurs.

     (g) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     (h) "Committee" shall mean a committee of the Board comprised of at least two or more outside directors (within the meaning of Code Section 162(m)(4)(C)) all of whom are "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act).

     (i) "Common Stock" shall mean the common stock of Witco, par value $5 per share.

     (j) "Company" shall mean Witco Corporation and its subsidiaries and Affiliates.

     (k) "Disability" shall mean a total disability as a result of a physical or mental injury or disease which (i) prevents the Participant from substantially performing the duties of his or her employment for the Company, (ii) shall have continued for a period of at least six consecutive months and is reasonably likely to be permanent and continuous, (iii) was not contracted, suffered or incurred while the Participant was engaged in, and did not result from the Participant having committed, a criminal activity, (iv) did not result from an intentionally self-inflicted injury, and (v) is certified by the Committee as meeting (i) through (iv).

     (l) "Employee" shall mean an employee of the Company.

     (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" shall mean the closing price of a share of Common Stock on the New York Stock Exchange on the applicable valuation date (or, if the Common Stock is not then traded on the New York Stock Exchange, the closing price reported on the principal market (as determined by the Committee)) or, if no trade of the Common Stock shall have been made on that day, the next preceding day on which there was a trade of Common Stock; provided, however, that if the Common Stock has not been traded for ten trading days or if there ceases to be a principal market for the Common Stock, the "Fair Market Value" of such Common Stock shall be determined by the Committee in its

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reasonable discretion and in good faith, and in the case of an Incentive Stock
Option, in accordance with Section 422 of the Code.

     (o) "Incentive Stock Option" shall mean an Option meeting the requirements of Section 422 of the Code.

     (p) "Merit Awards" shall mean Common Stock awarded pursuant to Section 11.

     (q) "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

     (r) "Option" shall mean an Option to purchase shares of Common Stock pursuant to the provisions of this Plan.

     (s) "Option Price" shall mean the purchase price of one share of Common Stock subject to an Option.

     (t) "Other Stock Based Awards" shall mean an award of Common Stock or an award that is valued in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock which is made as provided in Section 14.

     (u) "Participant" shall mean an Employee who has been selected by the Committee to receive an Award under this Plan.

     (v) "Performance Awards" shall mean those awards made pursuant to Section
12.

     (w) "Performance Goals" shall mean such targets or goals established in writing by the Committee from time to time which are based on one or more of the performance measurements listed on Appendix A.

     (x) "Performance Period" shall mean the period, designated by the Committee in its discretion, during which Performance Goals shall be measured.

     (y) "Plan" shall mean this Witco Corporation 1997 Stock Incentive Plan, as amended from time to time.

     (z) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock is subject to restrictions on Transfer.

     (aa) "Restricted Stock" shall mean shares of Common Stock that are subject to restrictions as provided in Section 10.

     (ab) "Retirement" shall mean termination of employment from the Company (other than due to death, Disability or termination for Cause) on or after the date the Participant attains age 55.

     (ac) "Stock Appreciation Right" shall mean those rights described in
Section 9.

     (ad) "Transfer" shall mean the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of any shares of Common Stock or any interest therein.

     (ae) "Witco" shall mean Witco Corporation, a Delaware corporation.

SECTION 4. ADMINISTRATION

     The Plan shall be administered by the Committee which shall have full authority to administer the Plan, including, without limitation, the authority and the discretion to interpret and construe any

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provision of the Plan, to adopt such rules and regulations for administering the
Plan as it may deem necessary, to determine the terms of any Award, and to perform all other acts relating to the Plan, including the delegation of such administrative responsibilities as it deems to be reasonable and proper. Decisions of the Committee shall be final and binding on all parties. No member of the Committee shall be liable to any employee or Participant for any action, omission or determination relating to the Plan.

SECTION 5. SHARES AVAILABLE

     Shares of Common Stock available under the Plan may be authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock. The number of authorized and unissued shares of Common Stock available for Awards under this Plan shall be 3,000,000 shares (only 1,000,000 of which may be awarded as Restricted Stock), reduced by the aggregate number of shares which are issued upon Award or that become subject to an outstanding Award. The maximum number of shares of Common Stock that may be awarded to any Participant under this Plan in the aggregate shall be 2,000,000 shares (only 1,000,000 of which may be awarded as Restricted Stock). This limit shall apply to a Participant with respect to grants of Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Merit Awards, and Other Stock Based Awards, as provided in these sections. To the extent that shares of Common Stock related to outstanding Awards are not issued either because such Awards are forfeited or terminated, these shares shall again become immediately available for Awards.

SECTION 6. EFFECTIVE DATE

     This Plan shall be effective on January 1, 1997, subject to the approval of the Plan prior to January 1, 1998 by the holders of a majority of the shares of Witco present or represented by proxy, and entitled to vote at a regular or special meeting of the shareholders of Witco.

SECTION 7. ELIGIBILITY

     Awards may be granted to any Employee, in the sole discretion of the Committee.

SECTION 8. STOCK OPTIONS

     (a) Option Grant. Subject to the terms of this Section 8, the Committee may grant Incentive Stock Options or Nonqualified Stock Options to any Employee. Each Option granted under the Plan shall be evidenced by an Agreement that designates each Option as an Incentive Stock Option or a Nonqualified Stock Option and contains such terms and conditions as the Committee, in its sole discretion exercised in accordance with the terms of the Plan, determines. Subject to the limitations on shares available contained in Section 5, the maximum number of shares of Common Stock subject to Option that may be awarded to any Participant under this Section 8 is 2,000,000 shares.

     (b) Option Price. The Option Price shall be determined by the Committee but shall be no less than the Fair Market Value of a share of Common Stock on the date of grant.

     (c) Term of Option. Options granted under the Plan shall expire no later than ten (10) years from the date of grant or such earlier date specified by the Committee.

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     (d) Exercisability. The Committee shall determine the dates after which
Options may be exercised in whole or in part; provided, however, that no Option shall be exercisable prior to the date Witco's shareholders approve the Plan as provided in Section 6 or after the expiration of the term of such Option. Subject to the preceding sentence, the Committee may amend an Option to accelerate the date after which such Option may be exercised in whole or in part. An Option which has not been exercised on or prior to the date it expires shall be canceled.

     (e) Incentive Stock Options. Notwithstanding anything in Sections 8(a) through 8(d) to the contrary, no Incentive Stock Option shall be granted to any Employee who, at the time the option is granted owns (directly or indirectly within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of Witco or of any "subsidiary corporation" (as defined in Section 424(f) of the Code) or "parent corporation" (as defined in Section 424(e) of the Code) unless (i) the Option Price under such Option is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant, and (ii) the Option expires no later than the day preceding the fifth anniversary of the date of grant.

     (f) Manner of Exercise and Payment. A Participant shall exercise an Option, in whole or in part, by providing notice of exercise in accordance with the method prescribed by the Committee and paying the Option Price for each share of Common Stock to be purchased under the Option. Payment of the Option Price may be made:

          (i) in cash or by check, bank draft or money order payable to the order of Witco (or other equivalent method acceptable to the Committee) equal to the Option Price for the shares to be exercised, payable in such currency as the Committee determines;

          (ii) through the delivery of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price for the shares to be purchased;

          (iii) through the withholding of Common Stock issuable upon exercise with an aggregate Fair Market Value equal to the Option Price for the shares to be purchased;

          (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to Witco an amount equal to the Option Price for the shares to purchased; and

          (v) by any combination of the above methods of payment;

provided, however, that the Company shall not be obligated to purchase or accept the surrender in payment of any shares of Common Stock if any such action would be prohibited by applicable law or if the Committee determines that such action is not in the best interests of the Company. The Committee shall determine the method for tendering Common Stock or for delivering irrevocable instructions to a broker and may impose such limitations and prohibitions on the use of Common Stock or irrevocable instructions to a broker to exercise an Option as it deems appropriate.

     (g) Former Incentive Stock Option Holders' Notification Obligation. If a Participant disposes of Common Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option, or (ii) within one year after the Common Stock is transferred to the Participant, the Participant shall notify the Corporate Secretary of Witco of such disposition and of the amount realized upon such disposition.

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SECTION 9. STOCK APPRECIATION RIGHTS

     (a) Stock Appreciation Right Grant. Subject to the terms of this Section 9, the Committee may grant a Stock Appreciation Right that is (i) independent of an Option, or (ii) granted in conjunction with an Option (or portion thereof). A Stock Appreciation Right granted in conjunction with an Option may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option. Subject to the limitations on shares available contained in Section 5, the maximum aggregate number of shares of Common Stock to which Stock Appreciation Right awards to any Participant may relate under this Section 9 is 2,000,000 shares.

     (b) Grant Price. The "Grant Price" of a Stock Appreciation Right shall be:
(i) in the case of a Stock Appreciation Right that is granted independent of an Option, no less than the Fair Market Value of a share of Common Stock on the date of grant; or (ii) in the case of Stock Appreciation Right granted in conjunction with an Option, equal to the Option Price.

     (c) Term of Stock Appreciation Right. Stock Appreciation Rights granted under the Plan shall expire no later than ten (10) years from the date of grant or such earlier date specified by the Committee; provided, however, that a Stock Appreciation Right granted in conjunction with an Option shall expire at the same time the Option expires.

     (d) Exercisability. The Committee shall determine the dates after which Stock Appreciation Rights may be exercised in whole or in part; provided, however, that no Stock Appreciation Right shall be exercisable prior to the date Witco's shareholders approve the Plan as provided in Section 6 or after the expiration of the term of such Stock Appreciation Right. Subject to the preceding sentence, the Committee may amend a Stock Appreciation Right to accelerate the date after which such Stock Appreciation Right may be exercised in whole or in part. A Stock Appreciation Right that has not been exercised on or prior to the date it expires shall be canceled. A Stock Appreciation Right that is exercised in conjunction with an Option (or portion thereof) shall not be exercised unless such Option (or portion thereof) is otherwise exercisable, and such a Stock Appreciation Right shall be canceled to the extent the Option to which it relates has been exercised, has expired, or been terminated or canceled.

     (e) Exercise of Stock Appreciation Right. A Participant may exercise a Stock Appreciation Right, in whole or in part, by providing notice of exercise in accordance with the method prescribed by the Committee. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive from the Company with respect to each share of Common Stock to which such Stock Appreciation Right is exercised an amount in cash or Common Stock equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Grant Price of the Stock Appreciation Right. Upon exercise, the Company shall pay such amount in cash and/or Common Stock at the discretion of the Committee. The number of shares of Common Stock, if any, issued as a result of the exercise of a Stock Appreciation Right shall be based on the Fair Market Value of such shares of Common Stock on the date of exercise. Upon the exercise of a Stock Appreciation Right (or portion thereof), granted in conjunction with an Option (or portion thereof), the Option (or portion thereof) to which such Stock Appreciation Right relates shall be deemed in the case of a cash payment to have been canceled and in the case of a payment in Common Stock to have been exercised.

     (f) Limited Stock Appreciation Right. The Committee, may in its sole discretion, grant "Limited" Stock Appreciation Rights in accordance with this section. A Limited Stock Appreciation Right shall be subject to the same requirements and treated the same as a Stock Appreciation Right except that:

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          (i) Limited Stock Appreciation Rights may only be exercised within the
     60 day period commencing upon the date of the first public disclosure of a Change in Control;

          (ii) Upon the exercise of a Limited Stock Appreciation Right, the Participant shall be entitled to receive from the Company with respect to each share of Common Stock to which such Limited Stock Appreciation Right relates an amount equal to the greater of (A) the highest price per share of Common Stock paid on or during the 60-day period immediately preceding either the first public disclosure of an event which could, and which in fact does, result in a Change in Control; (B) the highest price per share of Common Stock paid during the 60-day period immediately preceding a Change in Control; and (C) the price per share of Common Stock paid in a tender offer subsequent to a Change in Control. For purposes of this
     Section 9(f), if the consideration paid for the Common Stock includes amounts other than cash, the "price" per share shall be determined by valuing at fair market value the stock or other property provided as consideration; and

          (iii) If, following a Change in Control (but prior to the time that a "person" as defined in Section 3(f)(i) has acquired, by purchase, merger or otherwise, 100% of the "voting stock," as defined in Section 3(f)(i) of the Company (other than an acquisition by the Company or an Affiliate or any employee benefit plan sponsored by the Company or an Affiliate, as such terms are defined on the date of a Change in Control)), there is a subsequent event which would itself be a Change in Control or a subsequent tender offer (such event, a "Subsequent Change in Control"), each Participant who exercised their Limited Stock Appreciation Rights during the 60-day period following the Change in Control shall be entitled to an additional payment (the "Additional Payment") equal to the excess if any, of the amount the Participant would have received from the exercise of the Limited Stock Appreciation had the Subsequent Change in Control been the Change in Control, over the amount actually paid to the Participant upon exercise of the Limited Stock Appreciation Right.

SECTION 10. RESTRICTED STOCK

     (a) Restricted Stock Grant. Subject to the terms of this Section 10, the Committee may grant Restricted Stock, the restrictions on which lapse in accordance with the terms specified by the Committee. In no event shall restrictions lapse prior to approval of this Plan by Witco's shareholders as provided in Section 6. Subject to the preceding sentence, the Committee may amend a Restricted Stock Award to accelerate the date on which restrictions on all or part of such Award will lapse. As a condition to any Award of Restricted Stock, the Committee may require an Employee to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded. Subject to the limitations on shares available contained in Section 5 the maximum number of shares of Restricted Stock that may be granted to any Participant under this Plan is 1,000,000 shares.

     (b) Restrictions. During the Restricted Period, a Participant may not Transfer any shares of Restricted Stock except, consistent with Section 17(b), as provided in the Agreement under which the Restricted Stock is granted.

     (c) No Other Restrictions. Except as otherwise provided in this Section 10 or in an Agreement in which Restricted Stock is awarded, Participants shall enjoy all other rights of ownership associated with the Restricted Stock, including, without limitation, the right to vote such shares and to receive dividends on these shares.

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     (d) Legend. Each certificate of Common Stock issued in connection with a
Restricted Stock award under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited with Witco together with a stock power endorsed in blank, and bear the following or a substantially similar legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE GIVEN, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF (WHETHER FOR OR WITHOUT CONSIDERATION, AND WHETHER VOLUNTARILY, INVOLUNTARILY OR BY OPERATION OF LAW) UNLESS SUCH GIFT, SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION COMPLIES WITH THE WITCO CORPORATION 1997 STOCK INCENTIVE PLAN AND THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED TO THE PARTICIPANT.

     (e) Revised Certificates. When the restrictions to which the Restricted Stock is subject lapse or are otherwise satisfied, Witco shall deliver to the Participant holding the Restricted Stock a certificate or certificates of Common Stock without the legend referred to in Section 10(d), for the number of shares of Restricted Stock pursuant to which all restrictions have lapsed or been satisfied.

     (f) Restricted Stock Grants in Connection with Stock Ownership Guidelines. From time to time the Committee may establish stock ownership guidelines for certain officers and other Employees. Unless the Committee provides otherwise, for each two shares of Common Stock that each such officer or Employee acquires with his or her own resources (i.e., without resort to the loan program made available to such Employees or arranged for by Witco for the purpose of meeting such guidelines), such officer or Employee shall receive a grant of Restricted Stock, the restrictions on which shall lapse on the third anniversary of the date of grant. Such Restricted Stock Awards shall be made on the first day of the month following presentation of evidence satisfactory to the Committee that the requirements to receive such Award have been satisfied.

SECTION 11. MERIT AWARDS

     The Committee may from time to time make an Award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. As a condition to any such Merit Award, the Committee may require an Employee to pay the Company an amount equal to, or in excess of, the par value of the shares of Common Stock awarded. No such Award shall be made prior to the date the Plan is approved by Witco's shareholders as provided in Section 5. The maximum number of shares of Common Stock that may be awarded as Merit Awards pursuant to this Section 11 is 2,000,000 shares.

SECTION 12. PERFORMANCE AWARDS

     (a) Performance Awards. The Committee may from time to time make an Award (which may be a Restricted Stock Award, Merit Award or Other Stock Based Award), the receipt of which, or the vesting of which, depends upon the attainment of certain Performance Goals within a stated Performance Period. There may be more than one Performance Period in existence at any one time, and the duration of the Performance Periods may differ from each other. No Performance Award may be paid prior to the date the Plan is approved by Witco's shareholders as provided in Section 6. Subject to the limitations on shares available contained in
Section 5 the maximum number of shares of Common

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Stock with respect to which Performance Awards may be awarded to any Participant under this Section 12 is 2,000,000 shares.

     (b) Granting Performance Awards. Subject to the terms of this Plan, the Committee shall determine within the first 90 days of the Performance Period (or if shorter, within the first quarter of such Performance Period) (i) the Employees who shall be eligible to receive a Performance Award, and (ii) for each such Employee or group of Employees, the Performance Goal and the Award or range of Awards payable upon attainment of such Performance Goals (or a percentage of such Performance Goals).

     (c) Revision of Awards or Goals. The Committee's discretion to revise the Performance Goals and the Awards payable upon attainment of the Performance Goals shall be limited to reducing or eliminating the amount of an Award otherwise payable upon attainment of the Performance Goals. The Committee may adjust Performance Goals and the Awards payable upon attainment of the Performance Goals during the Performance Period to reflect promotions, transfers or other changes in an Employee's employment; provided, however, that no such change shall be effective unless (i) attainment of such Performance Goals is not substantially certain, (ii) the changes made are either consistent with the Performance Goals and Awards established for other Employees in the same or similar position or approved by the Committee following such promotion, transfer, or other change in employment, and are made before the expiration of the first 90 days (or if shorter, the first quarter) of this short Performance Period, and (iii) the changes would not cause the Awards to be other than "performance-based compensation" within the meaning of Code Section 162(m)(4)(C).

     (d) Determination of Award. Unless the Agreement under which a Performance Award is made provides otherwise, (i) Performance Awards shall be determined within 90 days following the date attainment of Performance Goals can be measured and (ii) Participants shall receive their Performance Awards no later than 30 days after the Awards are determined; provided, however, no amounts shall be distributed as a result of a Performance Award prior to the time that the Committee certifies in writing that the Performance Goals applicable to each such Award have been satisfied or prior to the date Witco's shareholders have approved this Plan.

SECTION 13. OTHER COMPENSATION PROGRAMS

     In the event a compensation program sponsored by the Company provides for a distribution to be made in Common Stock, the Committee may, in its discretion, treat such distributions as having been awarded under this Plan. The number of shares of Common Stock, if any, issued as a result of such a distribution shall be based on the Fair Market Value of such shares of Common Stock on the date prior to the date of distribution.

SECTION 14. OTHER STOCK BASED AWARD

     The Committee may grant Other Stock Based Awards in such form as it shall, in its sole discretion, determine, including without limitation, phantom shares of Common Stock and units representing shares of Common Stock. The Committee shall determine whether Other Stock Based Awards shall be settled in cash, Common Stock, or a combination of both. Subject to the limitations on shares available contained in Section 5, the maximum number of shares of Common Stock with respect to which Other Stock Based Awards may be awarded to any Participant under this Section 14 is 2,000,000 shares.

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SECTION 15. EFFECT OF EMPLOYMENT TERMINATION ON AWARDS

     (a) Termination of Employment: General Rule. Unless otherwise provided in an Agreement and except as otherwise provided in this Section 15, upon the termination of employment of a Participant other than for Cause:

     (i) each Option, Stock Appreciation Right, and Other Stock Based Award that is exercisable shall be exercisable for the three-month period following such termination, provided, that no such Award shall be exercisable following the expiration of its term and all such Awards that are not exercisable shall be forfeited and canceled;

     (ii) each share of Restricted Stock (and each Other Stock Based Award that is subject to restrictions), for which restrictions have not lapsed as of the date employment terminates shall be forfeited and canceled; and

     (iii) each Performance Award (and each Other Stock Based Award that requires attainment of Performance Goals) the award or vesting of which depends on the performance of the Company during a Performance Period that has not ended as of the date employment terminates shall be forfeited and canceled.

     (b) Disability, Death or Retirement. If a Participant's employment terminates because of Disability, death, or Retirement:

     (i) each Option, Stock Appreciation Right, and Other Stock Based Award that is exercisable shall be exercisable for the three year period following such termination, provided, that no such Award shall be exercisable following the expiration of its term and all such Awards that are not exercisable shall be forfeited and canceled; and

     (ii) to the extent measurable, the Participant, or in the case of the Participant's death, the Participant's beneficiary shall receive a pro-rata award following the Performance Period in respect of each Performance Award (and each other Other Stock Based Award that requires attainment of Performance Goals) the award or vesting of which depends on the performance of the Company during a Performance Period that has not ended as of the date employment terminates which shall be determined by multiplying the Award by a fraction, the numerator of which shall be the number of full and partial months elapsed in the Performance Period during which the Participant was an Employee and the denominator of which shall be the number of full and partial months elapsed in the Performance Period.

     (c) Termination of Employment for Cause. Upon the termination of employment of a Participant for Cause, the Committee may direct the Participant to forfeit all Awards which have not been exercised. All other Awards which are not exercisable on the date employment terminates, which are restricted or for which the Participant has not satisfied the requirements, shall be forfeited and canceled.

SECTION 16. AMENDMENT, TERMINATION, TERM

     (a) Amendment; Termination. The Board may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company; provided, however, that no such amendment shall, without the consent of the individual to whom any Award shall have been granted, adversely affect or impair the rights of such individual under such Award, and provided, further, that unless the shareholders of Witco shall have first approved thereof, no

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amendment of the Plan shall be effective if such amendment would increase the number of shares of Common Stock to be issued under the Plan or for which shareholder approval is required in order to satisfy the requirements of Sections 162(m) or 422 of the Code. Notwithstanding anything in this Section to the contrary, the Committee may provide for forfeiture of an Award, if it determines, in its complete discretion that a Participant has engaged in activity that is contrary to the interests of the Company.

     (b) Term. No Awards shall be granted under this Plan after December 31, 2001, but Awards granted prior to or as of such date may extend beyond such date in accordance with the provisions of this Plan.

SECTION 17. MISCELLANEOUS

     (a) Continued Employment/Participation Not Guaranteed. Nothing contained in this Plan shall confer upon any Participant or Employee the right to continuation of his or her employment with the Company (or interfere with the Company's right to terminate such employment) or the right to receive an Award under this Plan.

     (b) Awards May Not Be Transferred. An Employee or Participant's rights under this Plan may not be Transferred in whole or in part except that the following Transfers, if permitted by the Agreement under which an Award is made, shall be permitted under this Plan:

          (i) a Transfer made to the Company (or its assignee);

          (ii) a Transfer, upon the death of the Participant or any Permitted Transferee (as hereinafter defined) or to their respective executors, administrators, testamentary trustees, legatees or beneficiaries (an "Estate");

          (iii) a Transfer made in compliance with all applicable federal and state securities laws to a Participant's immediate family (which term shall mean the Participant's spouse, children (including adopted children and step children), and their direct lineal descendants) and the Participant's parents, brothers and sisters, or a trust, corporation or partnership, the beneficiaries, stock holders or partners, respectively of which are comprised solely of the Participant's immediate family (any such individual or entity a "Permitted Transferee"); and

          (iv) a Transfer from a Permitted Transferee back to the Participant;

provided, however, that a Transfer pursuant to this Section shall not be given effect on the books of Witco unless and until the transferee agrees in writing, in form and substance satisfactory to the Committee, to be become bound by the terms of the Plan; provided, further, that an Incentive Stock Option may not, by its terms, be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

     (c) Withholding. Applicable law may require the withholding of taxes from the income or gains resulting from an Award. The Company, may in its discretion, require payment to the Company of the amount to be withheld, or make other arrangements (including without limitation, the withholding of Common Stock which would otherwise be delivered as part of or upon exercise of an Award), at the time of delivery or exercise or thereafter. To the extent permitted by the Committee, a Participant may elect to discharge his or her withholding obligations through (i) the payment of cash or authorization of the Company to withhold cash that is otherwise payable to the Participant, (ii) delivery of shares of

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Common Stock, or authorization of the Company to withhold shares of Common
Stock, having a Fair Market Value equal to the amount to be withheld, or (iii) any combination of the above.

     (d) Certain Adjustments. In the event of a corporate event that affects Common Stock (i.e., a recapitalization, stock split, stock combination, stock reclassification, merger, or similar event), the Committee may make appropriate adjustments including, without limitation adjustments to (i) the number of authorized and unissued shares of Common Stock subject to the Plan, (ii) the maximum number of shares available for grant, and (iii) the number of shares of Common Stock, covered by or available for, or covered by, an Award, such that the stock ownership interest of the Employee shall be maintained as before the occurrence of such event.

     (e) Funding; Expenses. This Plan shall be unfunded. Awards hereunder shall be furnished using the general assets of the Company (or a trust established by the Company to meet its obligations hereunder which shall not be subject to the claims of Participants) and Participants shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company in connection with his or her participation in this Plan. All of the expenses of the Plan shall be borne by the Company.

     (f) Governing Law; Interpretation. This Plan shall be governed by the laws of the State of Delaware to the extent not preempted by federal law. This Plan is intended to be administered with respect to persons covered by Section 16 of the Exchange Act in accordance with Rule 16b-3 and the rights of all such individuals shall be construed in accordance with such provision. Options, Stock Appreciation Rights, Performance Awards, Merit Awards and Other Stock Based Awards granted to officers of the Company in accordance with the requirements of Code Section 162(m) are intended to be treated as "performance-based compensation" within the meaning of Code Section 162(m)(4)(C), and all rights of the Participants under such Awards shall be construed in accordance with such provision.

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